Exhibit 1.1

Execution Version

$400,000,000

OASIS PETROLEUM INC.

6.875% Senior Notes due 2023

Underwriting Agreement

June 27, 2012

J.P. Morgan Securities LLC

as Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Oasis Petroleum Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $400,000,000 principal amount of its 6.875% Senior Notes due 2023 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of November 10, 2011, as amended and supplemented to date (the “Base Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as further amended and supplemented by the Second Supplemental Indenture thereto to be dated as of July 2, 2012 (the “Supplemental Indenture”) among the Company, the Guarantors and the Trustee. The Base Indenture as amended and supplemented by the Supplemental Indenture is referred to herein as the “Indenture.” The Securities will be guaranteed on an unsecured senior basis pursuant to guarantees (the “Guarantees”) by each of the Guarantors as set forth in the Indenture.

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-175603), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement relating to the Securities or the Guarantees filed with the Commission pursuant to Rule 424(b) under the Securities Act and the base prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Time of Sale Information.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated June 27, 2012, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2. Purchase of the Securities by the Underwriters. (a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.35% of the principal amount thereof plus accrued interest, if any, from July 2, 2012 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Vinson & Elkins L.L.P. at 10:00 A.M., New York City time, on July 2, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery of the Securities to the Representative through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriters. Concurrently, the Company shall deliver to the Trustee, as custodian for DTC, one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.

(e) The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own respective advisors concerning such matters and shall be responsible for making their own respective independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative (whether acting on behalf of the Underwriters or itself) or any other Underwriter of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters or such Underwriter, as the case may be, and shall not be on behalf of the Company or the Guarantors.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the

Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information.

(c) Issuer Free Writing Prospectus. The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus included, and on the Closing Date no Issuer Free Writing Prospectus will include, any information that conflicts with information in the Registration Statement or the Preliminary Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; such Registration Statement became effective upon filing with the Commission under the Securities Act; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The historical consolidated financial statements (including the related notes and supporting schedules, if any) of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates and for the periods specified; such financial statements have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Securities Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the information stated therein. The summary historical consolidated data set forth or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Summary—Summary historical consolidated financial data” is accurately presented in all material respects and prepared on a basis consistent with the historical financial statements from which it has been derived. All disclosures contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of

Regulation S-K of the Securities Act, to the extent applicable. Any other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Except as set forth in each of the Registration Statement, the Time of Sale Information and Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, capitalization or long-term debt of the Company and its subsidiaries, taken as a whole.

(h) Organization and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease, operate or hold its property and to conduct its business and to enter into and assume the liabilities and obligations assumed or to be assumed by it pursuant to the Transaction Documents (as defined below) to which it is a party, as described in each of the Registration Statement, Time of Sale Information and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except to the extent the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, stockholders’ equity, results of operations, or prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”).

(i) Organization and Good Standing of the Subsidiaries. The Company has no subsidiaries other than those identified on Schedule 3. Each subsidiary of the Company, including the Guarantors, has been duly incorporated, formed or organized, as applicable, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable (such jurisdictions listed on Schedule 3), has the corporate or other power and authority to own, lease, operate or hold its property and to conduct its business, and to enter into and assume the liabilities and obligations assumed or to be assumed by it pursuant to the Transaction Documents to which it is a party, as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification (such jurisdictions listed on Schedule 3), except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company does not own, directly or indirectly, equity securities or other ownership interests of any entity other than its interests in such subsidiaries.

(j) Capitalization. The table under the heading “Capitalization” in each of the Registration Statement, the Time of Sale Information and the Prospectus sets forth as of the date of such table, (i) the actual capitalization of the Company and its subsidiaries on a consolidated basis and (ii) the as adjusted capitalization of the Company and its subsidiaries on a consolidated basis, after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the section entitled “Use of proceeds.” The limited liability company agreements governing all limited liability company interests of each subsidiary of the Company have been validly executed and delivered, and all capital contributions required under such limited liability company agreements have been paid in full; and all of the limited liability company interests of each subsidiary of the Company have been duly and validly authorized and issued, fully paid and are non-assessable, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus, including liens under the Amended and Restated Credit Agreement, dated as of February 26, 2010, by and among Oasis Petroleum LLC, Oasis Petroleum North America LLC, the guarantors party thereto, BNP Paribas, as Administrative Agent and the lenders thereto, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of June 3, 2010, the Second Amendment to Amended and Restated Credit Agreement, dated as of August 11, 2010, the Third Amendment to Amended and Restated Credit Agreement and Limited Waiver, dated as of January 21, 2011, the Fourth Amendment to Amended and Restated Credit Agreement, dated as of June 16, 2011, the Fifth Amendment to Amended and Restated Credit Facility, dated as of October 6, 2011, and the Sixth Amendment to Amended and Restated Credit Facility, dated as of April 3, 2012 (as so amended, the “Credit Agreement”).

(k) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”), to the extent it is a party thereto, and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby has been duly and validly taken.

(l) The Base Indenture and the Supplemental Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and constitutes, and as of the Closing Date will constitute, a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability (collectively, the “Enforceability Exceptions”); the Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Supplemental Indenture will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(m) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the Indenture.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (and the Guarantees), and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the

Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such conflict, breach, violation, default, lien, charge or encumbrance described in clauses (i) and (iii) above, which would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, filing, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (and the Guarantees), and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, those required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(s) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party (or with respect to any of the foregoing in existence on the date hereof, to which the Company or any of its subsidiaries could reasonably be expected to become a party) or to which any property of the Company or any of its subsidiaries is subject (or with respect to any of the foregoing in existence on the date hereof, to which any such property could reasonably be expected to become subject) other than (i) as accurately described in each of the Registration Statement, the Time of Sale Information and the Prospectus and (ii) that, individually or in the aggregate, would not have a Material Adverse Effect; and, to the knowledge of the Company and each of the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(t) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by Regulation S-X.

(u) Title to Real and Personal Property. Each of the Company and its subsidiaries has (i) good and defensible title to all of its oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Company or its subsidiaries consistent with the reasonable practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (ii) good and marketable title to all other real and personal property owned by the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Information and the Prospectus or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties by the Company and its subsidiaries, considered as one enterprise; and all of the leases and subleases under which the Company or any of its subsidiaries holds or uses properties are in full force and effect, with such exceptions as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession or use of the leased or subleased premises. The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Company reflect in all material respects the right of the Company to explore, develop or receive production from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce for hydrocarbons.

(v) Rights-of-Way. The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and its subsidiaries to conduct their business in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(w) Title to Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, equityholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement that is not described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus. There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.

(y) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the

Prospectus under the heading “Use of proceeds,” none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed through the date of this Agreement (taking into account timely filed extensions) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP. The Company and its subsidiaries have filed all other tax returns that are required to have been filed through the date of this Agreement (taking into account timely filed extensions) pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except (i) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, or (ii) insofar as the failure to pay would not result in a Material Adverse Effect.

(aa) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities necessary to own or lease their respective properties and to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, nonrenewal or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(bb) No Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of the Guarantors, is threatened or imminent, except for any such disturbance or dispute that would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Guarantor is aware of any existing, threatened or imminent labor disturbance by or dispute with the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, manufacturers, contractors or consultants, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive such required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities arising under Environmental Laws with respect to the operations or properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints on operating activities, and any potential liabilities of third parties assumed under contract by the Company or its subsidiaries) that would, individually or in the aggregate, have a Material Adverse Effect.

(dd) Compliance with ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(ee) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act)

that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries (A) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and (B) maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company has no reason to believe that there has been any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(jj) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Solvency. On and immediately after the Closing Date, each of the Company and each of the Guarantors (after giving effect to the issuance of the Securities (and the Guarantees) and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities (and the Guarantees) as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(ll) No Restrictions on Subsidiaries. Except as set forth in Section 9.04 of the Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity securities or similar ownerships interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(mm) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(oo) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. Each of the Company and its subsidiaries does not own, and none of the proceeds from the offering of Securities contemplated hereby will be used directly or indirectly to purchase or carry, any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

(qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Statistical and Market Data. Nothing has come to the attention of the Company or any Guarantor that has caused the Company or any Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Reserve Engineer; Reserve Report. The information underlying the estimates of the Company’s reserves that was supplied to DeGolyer and MacNaughton (the “Reserve Engineer”) for the purposes of preparing the reserve report and estimates of the proved reserves of the Company referenced, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus (the “Reserve Report”), including production and costs of operation and estimates of future capital expenditures and other future exploration and development costs, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and prepared in good faith, with a reasonable basis and in accordance with customary industry practices; other than normal production of the reserves, the impact of changes in prices and costs, and fluctuations in demand for oil and natural gas, and except as disclosed in or contemplated by each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of the Guarantors is aware of any facts or circumstances that would in the aggregate result in a material adverse change in the aggregate net proved reserves, or the aggregate present value or the standardized measure of the future net cash flows therefrom, as described in each of the

Registration Statement, the Time of Sale Information and the Prospectus and as reflected in the Reserve Report; and the estimates of such reserves and the standardized measure of such reserves as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Report referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates. The Reserve Engineer was, as of the date of the Reserve Report prepared by it, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.

(tt) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906, related to certifications.

(uu) Certain Statements and Agreements. The statements relating to legal matters, documents or proceedings included in each of the Registration Statement, the Time of Sale Information, the Preliminary Prospectus and the Prospectus under the captions “Description of Debt Securities,” “Certain United States federal income tax considerations” and “Description of notes,” as the case may be, in each case are accurate in all material respects and fairly summarize such matters, documents or proceedings. All material contracts, agreements or other documents that are required to be filed with the SEC as exhibits pursuant to the Securities Act or the Exchange Act have been filed as required.

(vv) Certain Transactions. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock or equity, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock or equity, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, respectively.

(ww) Status under the Securities Act. The Company is not an ineligible issuer and has been since the initial filing of the Registration Statement a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(xx) Commission Comments. The Company has not received any written comments from the Commission staff in connection with the Company’s reports under the Exchange Act that remain unresolved.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company has paid or will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will make available to each Underwriter electronically through EDGAR (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the later of (i) the Closing Date and (ii) the expiration of the Prospectus Delivery Period (as defined below) or otherwise relating to the Securities, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the later of (i) the Closing Date and (ii) the expiration of the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective until the later of the (x) the Closing Date and (y) the expiration of the Prospectus Delivery Period; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus relating to the Securities has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the

Commission for any additional information relating to the Registration Statement or any document incorporated therein until the later of (x) the Closing Date and (y) the expiration of the Prospectus Delivery Period; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(k) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company and each of the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and each of the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiaries, the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have indicated that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate of two executive officers of the Company and of each Guarantor who have specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of each such officer, the representations set forth in Sections 3(a), 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) to the effect set forth in paragraphs (b) and (c) above and (iv) that, to the knowledge of each such officer, the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement are true and correct on and as of the Closing Date.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the date of this Agreement and the Closing Date shall use a “cut-off” date no more than three business days prior to such date.

(g) Reserve Engineer Letters. The Representative shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representative, from the Reserve Engineer, containing statements and information ordinarily included in reserve engineers’ “comfort letters” with respect to the applicable reserve reports and related information contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus.

(h) Opinion and 10b-5 Statement of Counsel for the Company. The Representative shall have received the written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, from Vinson & Elkins L.L.P., counsel for the Company and the Guarantors, in substantially the form set forth as Exhibit A and in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Andrews Kurth LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their qualification and good standing in such other jurisdictions in which the conduct of the Company’s and its subsidiaries’ business or ownership or leasing of property or assets requires such qualification (such jurisdictions being set forth in Schedule 3 hereto opposite the name of each Guarantor), in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Indenture. The Company, the Guarantors and the Trustee shall have entered into the Indenture in form and substance reasonably satisfactory to the Representative, and the Representative shall have received a counterpart of the Indenture that shall have been executed and delivered by the Trustee and a duly authorized officer of the Company and each of the Guarantors.

(m) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates and agents who have, or who are alleged to have, participated in the distribution of Securities, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Underwriter, and the successors and assigns of all the foregoing persons, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in the Preliminary Prospectus, any of the other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Prospectus, any of the other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the information contained in the third and fourth sentences of the seventh and ninth paragraphs, respectively, under the captions “Underwriting” in the Preliminary Prospectus and “Underwriting” in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, agents, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph (c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person (which shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, on or by any of the New York Stock Exchange, the Nasdaq Global Select Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (vi) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Information or the Prospectus, any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any transfer fees or taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including any exhibit, amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel, the independent accountants and reserve engineers; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) the approval of the Securities for book-entry transfer by DTC; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants; provided that notwithstanding clause (x) above, the Underwriters shall pay one-half of the lease expenses associated with any airplane which is used in connection with such “road show” presentations.

(b) If (i) this Agreement is terminated pursuant to clauses (ii) or (vi) of Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, agents, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) except where otherwise expressly provided, the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Geoffrey Benson. Notices to the Company and the Guarantors shall be given to them at 1001 Fannin, Suite 1500, Houston, Texas 77002, Attention: Niko Lorentzatos (fax: (281) 404-9704).

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages to follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

OASIS PETROLEUM INC.

/s/ Nickolas J. Lorentzatos
Name:	Nickolas J. Lorentzatos
Title:	Senior Vice President, General Counsel and Corporate Secretary

OASIS PETROLEUM LLC
OASIS PETROLEUM NORTH AMERICA LLC
OASIS PETROLEUM MARKETING LLC
OASIS WELL SERVICES LLC

/s/ Nickolas J. Lorentzatos
Name:	Nickolas J. Lorentzatos
Title:	Senior Vice President, General Counsel and Corporate Secretary

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted: June 27, 2012

J.P. MORGAN SECURITIES LLC

On behalf of itself and each of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Ben Rodgers
Authorized Signatory
Name:	Ben Rodgers
Title:	Vice President

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$128,000,000
Citigroup Global Markets Inc.	50,000,000
Wells Fargo Securities, LLC	50,000,000
RBC Capital Markets, LLC	34,000,000
UBS Securities LLC	34,000,000
RBS Securities Inc.	22,000,000
Tudor, Pickering, Holt & Co. Securities, Inc.	22,000,000
Johnson Rice & Company L.L.C.	20,000,000
Simmons & Company International	20,000,000
U.S. Bancorp Investments, Inc.	20,000,000
TOTAL:	$400,000,000

Schedule 1

Schedule 2

Guarantors
Name of Subsidiary	Jurisdiction of Organization

OASIS PETROLEUM LLC	Delaware

OASIS PETROLEUM NORTH AMERICA, LLC	Delaware

OASIS PETROLEUM MARKETING LLC	Delaware

OASIS WELL SERVICES LLC	Delaware

Schedule 2

Schedule 3

Subsidiary	Jurisdiction of Organization	Foreign Qualifications	Beneficial Ownership by the Company
Oasis Petroleum LLC	Delaware	Texas	100%

Oasis Petroleum North America LLC	Delaware	Montana, North Dakota, South Dakota and Texas	100%

Oasis Petroleum International LLC	Delaware	None	100%

Oasis Petroleum Columbia LLC	Delaware	None	100%

Oasis Petroleum Marketing LLC	Delaware	Minnesota, Montana, North Dakota, South Dakota and Texas	100%

Oasis Well Services LLC	Delaware	Montana, North Dakota, South Dakota and Texas (assumed name- Oasis Pumping Company LLC)	100%

Schedule 3

ANNEX A

Additional Time of Sale Information

1. Term sheet containing the terms of the Securities, substantially in the form of Annex B.

Annex A-1

ANNEX B

Pricing Term Sheet

(see attached)

Annex B-1

Issuer Free Writing Prospectus

Filed by: Oasis Petroleum Inc.

Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement on Form S-3: No. 333-175603

OASIS PETROLEUM INC.

Pricing Term Sheet

Issuer:	Oasis Petroleum Inc.

Security Description:	Senior Notes

Distribution:	SEC Registered

Size:	$400,000,000

Maturity:	January 15, 2023

Gross Proceeds:	$400,000,000

Net Proceeds (before expenses):	$393,400,000

Coupon:	6.875%

Price:	100.000% of face amount

Yield to Maturity:	6.875%

Spread to Benchmark Treasury:	+ 526 bps

Benchmark Treasury:	UST 1.750% due May 15, 2022

Interest Payment Dates:	January 15 and July 15, beginning January 15, 2013

Change of Control put:	Putable at 101% of principal, plus accrued and unpaid interest to the date of purchase.

Redemption Provisions:

First call date:	July 15, 2017

Make-whole call:	Before the first call date at a discount rate of Treasury plus 50 basis points

Redemption prices:	Commencing July 15, 2017: 103.438% Commencing July 15, 2018: 102.292% Commencing July 15, 2019: 101.146% Commencing July 15, 2020 and thereafter: 100.000%

Redemption with proceeds of equity offering:	Prior to July 15, 2015 up to 35% may be redeemed at 106.875%

Change of Control call:	On or prior to July 15, 2013, call at 110.000% of principal plus accrued interest

Annex B-2

CUSIP/ISIN Numbers:	674215AE8 / US674215AE80

Ratings*:	*

Denominations/Multiple:	$2,000 x 1,000

Trade Date:	June 27, 2012

Settlement Date:	(T+3) on July 2, 2012

Underwriters of Senior Notes:

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

RBC Capital Markets, LLC

UBS Securities LLC

RBS Securities Inc.

Tudor, Pickering, Holt & Co. Securities, Inc.

Co-Managers:

Johnson Rice & Company L.L.C.

Simmons & Company International

U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting J.P. Morgan Securities LLC at (800) 245-8812; Citigroup Global Markets Inc. at (800) 831-9146; Wells Fargo Securities, LLC at (800) 326-5897; RBC Capital Markets, LLC at (877) 280-1299; UBS Securities LLC at (888) 827-7275; RBS Securities Inc. at (866) 884-2071; Tudor, Pickering, Holt & Co. Securities, Inc. at (713) 333-7100.

Additional Information

Offering Size

Oasis Petroleum Inc. has increased the offering of the 6.875% senior notes due 2023 from $300.0 million aggregate principal amount to $400.0 million aggregate principal amount. Corresponding changes will be made wherever applicable to the Preliminary Prospectus Supplement, including as discussed below.

Annex B-3

Summary—Our business strategy

The following disclosure under “Summary—Our business strategy—Maintain financial flexibility and conservative financial position” on page S-3 of the Preliminary Prospectus Supplement and each other location where such disclosure appears in the Preliminary Prospectus Supplement is amended to read as follows:

“As of June 25, 2012, after giving effect to this offering, we would have had $1.2 billion of liquidity available, including $679.2 million in cash and short-term investments and $500 million available under our revolving credit facility, subject to periodic borrowing base redeterminations.”

Use of Proceeds

The following disclosure under “Use of proceeds” on page S-41 of the Preliminary Prospectus Supplement and each other location where such disclosure may appear in the Preliminary Prospectus Supplement is amended to read as follows:

“We estimate that the net proceeds from this offering will be approximately $392.4 million after deducting the underwriters’ discount and our estimated offering expenses.”

Capitalization

The following numbers (as of March 31, 2012) in the “As adjusted for this offering” column of the table under “Capitalization” on page S-42 of the Preliminary Prospectus Supplement and each other location where such disclosure may appear in the Preliminary Prospectus Supplement are amended to read as follows:

As adjusted for this offering (Dollars in thousands, except share amounts)
Cash and cash equivalents and short-term investments(1)	$679,698
Long-term debt:
Revolving credit facility(2)	—
7.250% Senior Notes due 2019	400,000
6.500% Senior Notes due 2021	400,000
6.875% Senior Notes due 2023	400,000

Total long-term debt	1,200,000
Stockholders’ equity:
Common stock, $0.01 par value; 300,000,000 shares authorized; 93,136,773 issued and 93,074,949 outstanding	922
Treasury stock, at cost; 61,824 shares	(1,783)
Additional paid-in-capital	648,964
Retained earnings	2,986

Total stockholders’ equity	651,089

Total capitalization	$1,851,089

(1)	As of June 25, 2012, we had total cash, cash equivalents and short-term investments of $286.8 million.
(2)	On April 3, 2012, we entered into an amendment to our revolving credit facility in order to, among other things, increase our borrowing base from $350 million to $500 million. As of June 25, 2012, we had no borrowings outstanding under the revolving credit facility and no outstanding letters of credit issued under the revolving credit facility. Please read “Description of other indebtedness.”

Annex B-4

Exhibit A

Form of Company Counsel Opinion

The following legal opinion points shall be limited to (a) the General Corporation Law and the Limited Liability Company Act of the State of Delaware and (b) the laws of (i) the State of New York, (ii) the State of Texas and (iii) the United States of America.

1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware. Each of the Guarantors is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.

2. The Company has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities (collectively the “Transaction Documents”) and (ii) carry on its business and own its properties as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each of the Guarantors has the limited liability company power and authority under the laws of the State of Delaware to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Registration Statement, the Time of Sale Information and the Prospectus.

3. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company. Each of the Underwriting Agreement and the Supplemental Indenture has been duly authorized, executed and delivered by each of the Guarantors. The guarantees of the Securities included in the Indenture have been duly authorized by each of the Guarantors.

4. None of the execution and delivery of, or the incurrence or performance by the Company and the Guarantors (collectively, the “Obligors”) of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, (A) constituted, constitutes or will constitute a violation under any provision of the Delaware Limited Liability Company Act, Delaware General Corporation Law, Regulation T, U or X of the Board of Governors of the Federal Reserve System or the applicable laws of the State of Texas, State of New York or U. S. federal law, (B) constituted, constitutes or will constitute a violation under the certificate of incorporation, certificate of formation, bylaws, operating agreement or limited liability company agreement or any other formation or governing document of the Company or the Guarantors, (C) constituted, constitutes, or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument binding upon the Company or any of the Subsidiaries filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-175603) or any periodic or current report filed by the Company prior to Closing (the “Applicable Agreements”), (D) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Obligor pursuant to any of the Applicable Agreements, or (E) to such counsel’s knowledge, resulted, results or will result in the contravention of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except for any contravention described in clauses (A) or (C) which would not, individually or in the aggregate, have a Material Adverse Effect.

Exhibit A-1

5. No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the execution and delivery by each of the Company and the Guarantors of, or the performance or incurrence by the Company or the Guarantors of their respective obligations under, the Transaction Documents or the consummation of the transactions thereunder, except (A) as have been or will be obtained or made on or prior to the Closing Date, (B) registration of the Securities under the Securities Act, and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or (C) where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company and Guarantors to consummate the transactions contemplated by the Transaction Documents.

6. The statements under the captions “Description of Debt Securities” and “Description of notes” in the Time of Sale Information and the Prospectus, insofar as such statements purport to summarize the Indenture and the Securities, fairly summarize the Indenture and the Securities in all material respects, subject to the qualifications and assumptions stated therein.

7. The statements in the Time of Sale Information and the Prospectus under the caption “Certain United States federal income tax considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

8. The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under the laws of the State of New York, except as such enforceability may be limited by the Enforceability Exceptions; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

9. When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, under the laws of the State of New York, except as such enforceability may be limited by the Enforceability Exceptions.

10. When the Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the guarantees of the Securities included in the Indenture will constitute a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under the laws of the State of New York, except as such enforceability may be limited by the Enforceability Exceptions.

Exhibit A-2

11. The Obligors are not, and immediately after giving effect to the issuance and sale of the Securities pursuant to the Underwriting Agreement and the application of proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

12. In a case properly argued and presented, a Texas court or a United States federal court sitting in Texas and applying Texas conflict of law principles as set out in Chapter 271 of the Texas Business and Commerce Code, would give effect to the provisions of the Securities and the provisions of the Indenture that purport to require that the rights and obligations of the parties thereto are to be governed by and construed in accordance with the laws of the State of New York.

13. Each of the Registration Statement (including the Incorporated Documents), as of its most recent effective date, the Preliminary Prospectus (including the Incorporated Documents), as of its date, and the Prospectus (including the Incorporated Documents), as of its date (in each case, other than (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon (and any other financial or accounting data derived therefrom) and (ii) oil and natural gas reserve estimates, in each case included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Time of Sale Information or Prospectus, as to which we express no opinion), appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (except that we express no statement or belief as to Regulation S-T).

In addition, we have participated in conferences with officers and other representatives of the Obligors, the independent registered public accounting firm and the reserve engineer for the Obligors, your counsel and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (except as and to the extent set forth in paragraphs 6 and 7 above), on the basis of the foregoing (relying as to factual matters to the extent we deem reasonable upon statements of fact made to us by representatives of the Obligors), no facts have come to our attention that have led us to believe that (i) the Registration Statement (including the Incorporated Documents), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information (including the Incorporated Documents), as of 3:25 p.m. (Eastern Standard Time) on June 27, 2012 contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the

Exhibit A-3

auditor’s report thereon (and any other financial or accounting data derived therefrom), (ii) oil and natural gas reserve estimates, in each case included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Time of Sale Information or Prospectus and (iii) the Form T-1 included as an exhibit to the Registration Statement.

Furthermore, we advise you that (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) the Registration Statement became effective upon filing under Rule 462(e) under the Securities Act on July 15, 2011 and (iii) each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act. In addition, we have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued. To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or threatened by the SEC, and no notice of objection from the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantors.

Exhibit A-4